SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No  )

Filed by the Registrant                      |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement      |_| Confidential, For Use of the
                                          Commission Only
                                          (as permitted by Rule 14a-6(e) (2))
|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            U.S.B. Holding Co., Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     |_|  Fee computed on table below per  Exchange  Act Rules  14a-6(i) (1) and
          0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     |_|  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

--------------------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
      (3)  Filing Party:

      (4)  Date Filed:

                            U.S.B. HOLDING CO., INC.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962



                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                -----------------

                                  May 26, 2000



To the Stockholders of
U.S.B. Holding Co., Inc.:

     At the direction of the Board of Directors of U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual
Meeting of Stockholders of the Company will be held at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901 on May 26, 2000 at 10:00 a.m. (local time), for the purpose of considering and voting upon the following matters:

          1. Election of three directors, constituting Class III members of the Board of Directors, to a three-year term of office.

          2. Any other business which may be properly brought before the meeting or any adjournment thereof.



                                            By order of the Board of Directors



                                            Michael H. Fury, Secretary



April 28, 2000



     YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                            U.S.B. HOLDING CO., INC.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                                -----------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  May 26, 2000

     This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 10:00 a.m. (local time) on Friday, May 26, 2000, at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901, and at any adjournments thereof. The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are being mailed to the stockholders on or about April 28, 2000. The Annual Report of the Company for the year 1999 has been furnished to stockholders with this Proxy Statement.

     At the Meeting, three Class III directors will be elected to the Board of Directors to serve for a three-year term (until the 2003 Annual Meeting of Stockholders), with each director to hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

                            VOTING RIGHTS AND PROXIES

     The Board of Directors has fixed the close of business on April 20, 2000, as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 15,750,739 shares of common stock, $0.01 par value per share ("Common Stock"), which is the Company's only authorized and outstanding class of stock entitled to vote at the Meeting.

     A majority of the outstanding shares of Common Stock is required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Each outstanding share of Common Stock is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting. Directors are elected by a plurality of the votes cast. Abstentions and broker nonvotes will be disregarded and have no effect on the outcome of the election of directors.

     If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.

     Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to exercise of the authority conferred thereby. Revocation may be made effective by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal offices of the Company prior to exercise of the Proxy a written notice of revocation or a later-dated, properly executed proxy.

     The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company or of Union State Bank (the "Bank"), the Company's commercial banking subsidiary. The Company will bear all costs of soliciting proxies. Should the Company, in order to solicit proxies, request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expense in forwarding proxy materials to stockholders and obtaining their proxies.

                          ITEM 1: ELECTION OF DIRECTORS

     Three directors, Mr. Thomas E. Hales, Mr. Raymond J. Crotty and Mr. Michael
H. Fury, constituting Class III members of the Board of Directors, are proposed to be elected to serve for a three-year term (until the 2003 Annual Meeting of Stockholders), with each to hold office until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal.

     The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, as nearly equal in number as possible, with terms expiring in successive years. There are currently three Class III directors with terms expiring at this meeting, three Class I directors with terms expiring in 2001 and two Class II directors with terms expiring in 2002, making a total of eight directors.

     All proxies which are timely received in proper form will be voted FOR the Board's nominees for director, unless contrary instructions are given. All nominees are presently directors of the Company. If any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the votes which would have been cast for the nominee not serving will be cast for the substitute nominee.

     The following information is furnished with respect to each of the Board's nominees for Class III directors, and the Class I and Class II directors continuing in office.

                              NOMINEES FOR DIRECTOR

                                    CLASS III
                            (Terms Expiring in 2003)

                                                                                    Served as a
                 Name, Age, Other Positions with the Company                      Director of the
   and the Bank and Principal Occupation for at least the Past Five Years          Company Since
   ----------------------------------------------------------------------           -----------
Thomas E. Hales, 63 ...........................................................        1982
   Chairman of the Board and Chief Executive Officer of the Company (since
   1982); Chairman of the Board of the Bank (since 1981); Chief Executive
   Officer of the Bank (since 1983); President of the Company and the Bank
   (since 1984).

Raymond J. Crotty, 52 .........................................................        1996
   Senior Executive Vice President, Chief Credit Officer and Assistant
   Secretary of the Company and the Bank (since 1997); Executive Vice
   President, Chief Credit Officer and Assistant Secretary of the Company and
   the Bank (1995 to 1997, and 1992 to 1997, respectively); Senior Vice
   President and Chief Credit Officer of the Bank (1988 to 1992); Director of
   the Bank (since 1995).

Michael H. Fury, 73 ...........................................................        1982
   Attorney, senior partner in law firm of Fury, Kennedy, Griffin & Smith,
   Pearl River, NY (since 1955); Secretary of the Company and the Bank (since
   1985); General Counsel of the Company (1982 to 1998) and the Bank (1969 to
   1998); Director of the Bank (since 1969).

                         DIRECTORS CONTINUING IN OFFICE

                                     CLASS I
                            (Terms Expiring in 2001)

                                                                                    Served as a
                 Name, Age, Other Positions with the Company                      Director of the
   and the Bank and Principal Occupation for at least the Past Five Years          Company Since
   ----------------------------------------------------------------------         ---------------
Herbert E. Peckman, 88 ........................................................        1982
   Proprietor, Peckman's Liquor Store, Pearl River, NY (since 1947); Director of the Bank (since 1969).

Howard V. Ruderman, 72 ........................................................        1982
   Retired - President, Mohegan Electric Supply Co., Mohegan Lake, NY (1973 to
   1997); Director of the Bank (since 1969).

Edward T. Lutz, 53 ............................................................        1999
   Principal, Tucker Anthony (since 1999); Senior Vice President, Capital
   Resources, Inc. (1996 to 1999); Senior Vice President, Lyons Zomback &
   Ostowski, Inc./Advest, Inc. (1988-1996); Regional Director FDIC - New York
   (1984 to 1988); Director of the Bank (since 1999).


                           CLASS II
                   (Terms Expiring in 2002)

                                                                                    Served as a
                 Name, Age, Other Positions with the Company                      Director of the
   and the Bank and Principal Occupation for at least the Past Five Years          Company Since
   ----------------------------------------------------------------------           -----------
Kenneth J. Torsoe, 64 .........................................................        1982
   President, Torsoe Brothers Construction Corp., Suffern, NY; partner,
   Normandy Village Company; partner, Normandy Village Apts., Nanuet, NY
   (since 1964); Director of the Bank (since 1981).

Kevin J. Plunkett, 50 .........................................................        1998
   Attorney; Member of law firm of Plunkett & Jaffe, P.C., White Plains, NY
   (since 1979); Director of the Bank (since 1998).


Executive Officers

     In addition to Mr. Hales and Mr. Crotty, the other executive officer of the Company is Steven T. Sabatini, 48, Senior Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company since 1997, and Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company, 1995 to 1997. Mr. Sabatini has held the same positions with the Bank as he does with the Company for the same periods. Mr. Sabatini was Assistant to the Chairman of the Board of Directors of the Bank from September 1994 to March 1995, and for at least five years prior to that, an audit partner with Ernst & Young LLP.


Board Committees and Meetings

     The Board of Directors of the Company met 13 times during 1999. Each director attended 75% or more of the Board of Directors meetings held during the period he was a director, with the exception of Herbert E. Peckman, who attended 69% of the Board meetings. The standing committees of the Board include the Stock Option Committee, presently comprised of Messrs. Ruderman (Chairman), Lutz and Peckman and the Examining Committee, presently comprised of Messrs. Ruderman (Chairman), Lutz, Peckman and Plunkett. The Stock Option Committee evaluates the awarding of options to purchase common stock of the Company to employees under the Company's stock option plans. The Examining Committee of the Company functions in a similar manner as that described below for the Bank's Examining Committee. The Board of Directors of the Company does not have a standing executive, nominating or compensation committee or committees performing similar functions.

     Each of the directors of the Company is also a member of the Board of Directors of the Bank, which is the Company's principal subsidiary. Among its standing committees, the Board of Directors of the Bank has an Executive Committee, an Examining Committee and a Compensation Committee.

     The Executive Committee of the Bank's Board of Directors supervises the day-to-day business of the Bank, but does not have authority to act on matters which are not within the ordinary course of business. The Executive Committee's present members are Messrs. Torsoe (Chairman), Crotty, Fury, Hales, Lutz, Peckman, Plunkett and Ruderman.

     The Examining Committee of the Bank's Board of Directors serves the same purposes which would be served by an audit committee. It reviews the Bank's internal auditing and control procedures and reviews and makes recommendations concerning internal accounting controls. Its present members are Messrs. Ruderman (Chairman), Lutz, Peckman and Plunkett.

     The Compensation Committee of the Bank's Board of Directors establishes and reviews the policies and standards for hiring employees and makes recommendations to the Bank's Board concerning hiring, promotions and compensation policy. Its present members are Messrs. Ruderman (Chairman), Fury and Plunkett.

     The above Committees meet as and when required, except for the Examining Committees which meet at least twice each year. Certain matters that may come before a committee may be reviewed or acted on by the Board as a whole.

Compliance with Section 16(a) of the Securities Exchange Act

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the Rules issued thereunder, the Company's directors and executive officers are required to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers are in substantial compliance with the filing requirements of Section 16(a).

Compensation of Directors

     Each director of the Company during 1999 received $2,500 for each month served on the Company's Board of Directors. In addition, each director of the Bank received $500 for each month served on the Bank's Board of Directors. No compensation is paid to directors for serving on or attending meetings of the committees of the Company's or Bank's Board of Directors.

Director Stock Option Plan

     Under the Company's existing Director Stock Option Plan, as amended by the Board of Directors on March 24, 1999, certain non-employee directors receive annually, effective as of the close of each annual meeting of stockholders of the Company, a non-qualified option to purchase a fixed number of shares of Common Stock at an exercise price equal to the market value of such shares on the date of the grant. The number of shares subject to the option is based upon the number of years of service completed by the director. After two years of service, the director is entitled to an option covering 1,000 shares. Each additional year of service entitles the director to an option covering an additional 1,000 shares, until the director has completed fifteen years of service, after which the director is entitled to options covering 18,634 shares.

     The options may not be exercised prior to the first anniversary of the date of grant and expire ten years after the date of grant. At December 31, 1999, there were 361,464 shares remaining to be granted under the Director Stock Option Plan.

                        OWNERSHIP OF SHARES BY MANAGEMENT

     The following table sets forth certain information as of March 31, 2000 regarding the amount of Common Stock beneficially owned by the Company's directors and director nominees, the executive officers listed below under EXECUTIVE COMPENSATION and all directors and executives as a group:

                                                                      Number of Shares
                                                                       and Nature of
                                                                         Beneficial      Percent
Beneficial Owner                                                         Ownership*      of Class
----------------                                                        ------------     ------
Raymond J. Crotty (a) ...............................................       319,940       1.99%
Michael H. Fury (b) .................................................       377,649       2.38%
Thomas E. Hales (c) .................................................     2,458,599      14.79%
Edward T. Lutz ......................................................         1,000         **
Herbert E. Peckman (d) ..............................................       314,681       1.99%
Kevin J. Plunkett (e) ...............................................        25,483         **
Howard V. Ruderman (f) ..............................................       863,599       5.46%
Kenneth J. Torsoe (g) (h) ...........................................     1,569,184       9.92%
Steven T. Sabatini (i) ..............................................       206,492       1.29%
All directors and executive officers as a group (9 individuals) .....     6,136,627      35.16%

----------

* The table shows all shares as to which each named beneficial owner possessed sole or shared voting or investment power as of the specified date, including shares held by, in the name of, or in trust for the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership of such shares has been disclaimed by the named individual. Unless otherwise indicated, the named beneficial owner was the sole and exclusive owner of all listed shares as of the specified date. The table does not include that portion of the 1,390,896 shares owned by the Company's Employee Stock Ownership Plan (With 401(k) Provisions) ("KSOP"), of which Mr. Peckman, Mr. Plunkett and Mr. Sabatini are trustees, nor that portion of the 87,342 shares owned by the Bank's Key Employees' Supplemental Investment Plan ("KESIP"), of which Mr. Hales and Mr. Sabatini are trustees, which may be allocated to any named beneficial owner.

**   Less than 1.00% beneficial ownership in the Company.

(a) Includes 30,716 shares owned by Mr. Crotty jointly with his wife, and 289,224 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2000. Does not include 69,363 or 8,101 shares allocated to Mr. Crotty under the KSOP and KESIP, respectively.

(b) Includes 112,730 shares owned by Mr. Fury jointly with his wife, 6,396 shares which he holds as trustee for his children, and 144,494 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2000.

(c) Includes 544,519 shares owned by Mr. Hales jointly with his wife, 171,140 shares owned by his wife, 163,938 shares held by the Hales Family Foundation, Inc., and 865,502 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2000. Does not include 207,262 or 65,737 shares allocated to Mr. Hales under the KSOP and KESIP, respectively.

(d) Includes 74,536 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2000.

(e) Includes 7,515 shares held by Mr. Plunkett's wife and 13,979 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2000.

(f) Includes 55,902 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2000.

(g) Includes 55,902 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2000.

(h) If shares owned by Harold R. Torsoe were included, the total would be 2,639,097 shares (16.69%). Harold R. Torsoe is the brother of Kenneth J. Torsoe. However, Kenneth J. Torsoe disclaims beneficial ownership of the shares owned by his brother.

(i) Includes 199,650 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2000. Does not include 17,498 shares or 3,866 shares allocated to Mr. Sabatini under the KSOP and KESIP, respectively.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth cash and certain other compensation paid to or earned by the Chief Executive Officer and the two other executive officers of the Company for the years indicated. The Bank, which is the principal subsidiary of the Company, has paid or accrued all of the cash compensation shown.

                           SUMMARY COMPENSATION TABLE

                                                       Annual Compensation       Long-Term
                                                      ---------------------    Compensation        All Other
Name and Principal Position(s)             Year       Salary(1)    Bonus(2)     Options(3)      Compensation(4)
------------------------------             ----        -------      -------     ----------       ------------
Thomas E. Hales .......................    1999       $611,040    $1,001,100      110,117           $138,028
   President, Chairman of the Board        1998       $540,333     $ 868,620      144,437           $145,482
   and Chief Executive Officer             1997       $423,750     $ 624,120      106,480           $175,306

Raymond J. Crotty .....................    1999       $204,654     $ 166,850       40,972           $ 33,697
   Senior Executive Vice President,        1998       $187,500     $ 144,770       39,930           $ 29,809
   Chief Credit Officer and                1997       $171,750     $ 104,020       39,930           $ 28,032
   Assistant Secretary

Steven T. Sabatini ....................    1999       $168,654     $ 166,850       39,930           $ 31,851
   Senior Executive Vice President,        1998       $151,500     $ 144,770       39,930           $ 27,936
   Chief Financial Officer and             1997       $135,750     $ 104,020       39,930           $ 24,590
   Assistant Secretary

----------

(1) Includes director fees in the case of Messrs. Hales and Crotty; also includes that portion of each named executive's salary deferred pursuant to the KSOP, the KESIP and the Key Employees Supplemental Diversified Investment Plan ("KESDIP") (but not amounts contributed for the named executives by the Company, which are included under "All Other Compensation").

(2) Reflects payments accrued for the indicated years under the Company's Executive Incentive Bonus Plan.

(3) Number of shares covered by stock options granted, adjusted for stock dividends and splits.

(4) Reflects annual contributions made for the account of each named executive to the KSOP, KESIP and KESDIP, the value of personal use of a Company provided car and Company paid life insurance.

                              Option Grants in 1999

     The options referred to below were granted under the Company's 1997 Employee Stock Option Plan.

                                                                            Potential Realizable
                                                                             Aggregate Value at
                                       % of Total                           Assumed Annual Rates
                                         Options                               of Stock Price
                                       Granted to                          Appreciation for Option
                                        Employees  Exercise                         Term*
                             Options    In Fiscal    Price    Expiration   ------------------------
Name                         Granted      Year     ($/Share)     Date         5%            10%
-----                        -------     -------    -------     -------     -------      --------
Thomas E. Hales ..........    6,702        2.43      $14.92      4/7/04    $ 27,626        $ 61,047
Thomas E. Hales ..........   99,778       36.14     $13.5625     4/7/09    $851,045      $2,156,715
Thomas E. Hales ..........    3,637        1.32      $13.93     4/13/09    $ 31,862        $ 80,744
Raymond J. Crotty ........    1,042        0.38      $14.31     5/26/09     $ 9,377        $ 23,764
Raymond J. Crotty ........   39,930       14.46     $13.5625     4/7/09    $340,578       $ 863,092
Steven T. Sabatini .......   39,930       14.46     $13.5625     4/7/09    $340,578       $ 863,092

----------
* The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of the Common Stock of the Company over the option term, which is ten years (five years in the case of Mr. Hales' incentive stock options). The gains reflect a future value based upon growth at these prescribed rates.

              Option Exercises in 1999 and December 31, 1999 Values

                                                                                Value
                                                                            of Unexercised
                                                          Unexercised        In-the-Money
                                                          Options at          Options at
                          Shares                           12/31/99            12/31/99*
                         Acquired          Value         (Exercisable/       (Exercisable/
Name                    on Exercise      Realized       Unexercisable)      Unexercisable)
-----                    ---------       ---------       ------------        -------------
Thomas E. Hales.......    25,075         $298,393          865,502/0          $6,478,913/NA
Raymond J. Crotty.....     7,278         $ 89,246          296,510/0          $2,197,933/NA
Steven T. Sabatini ...      None            N/A            199,650/0          $  957,422/NA

----------
* Difference between the market value per share of the Company's Common Stock at December 31, 1999 ($15.9375) and the option exercise price, multiplied by the number of shares covered by the options.

     Employment Agreements. The Company and the Bank are committed under employment agreements with Mr. Hales, the Chairman, President and CEO; Mr. Crotty, Senior Executive Vice President and Chief Credit Officer; and Mr. Sabatini, Senior Executive Vice President and CFO, requiring annual salaries of $590,000, $185,000 and $185,000, respectively; annual bonus payments equal to six, one and one percent of net income of the Company under the Executive Incentive Bonus Plan, respectively, and annual stock option grants of 106,480 shares, 39,930 shares and 39,930 shares, respectively, issued at fair value (110 percent of fair value for incentive stock options if the key officer's ownership of the Company equals or exceeds 10 percent at the date of grant) and other benefits for the term of the agreements. Mr. Hales' employment agreement is for a five year term, expiring November 16, 2003, while the agreements of Mr. Crotty and Mr. Sabatini are for three year terms, expiring November 16, 2001.

     Mr. Hales' agreement also requires minimum annual salary increases of $30,000. All of the employment agreements include change in control provisions, requiring certain payments including three times annual salary and average bonus payments (as defined) in the event of voluntary or involuntary termination in the event of a change in control of the Company or Bank.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Bank's Compensation Committee on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.


                     REPORT OF BANK'S COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The proxy statement rules of the SEC require a report from the Compensation Committee of the Board of Directors which discusses the compensation policies for executive officers and the Committee's rationale for compensation paid to the Chief Executive Officer. The Company's Board does not have a Compensation Committee. All of the compensation (other than stock options) paid to the Company's executive officers is paid to them by the Bank, and decisions concerning the Chief Executive Officer's compensation and guidelines for the compensation of the other executive officers are made by the Compensation Committee of the Bank's Board of Directors and/or the full Board. Accordingly, the following report is submitted by the Bank's Compensation Committee.

Compensation Policies for Executive Officers

     The Compensation Committee's executive compensation policy is designed to provide competitive levels of compensation that align compensation with the Company's annual and long-term performance goals, reward good performance at the Company and Bank levels, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. A significant portion of an executive officer's compensation is performance related, and, therefore, actual compensation levels vary from year to year and in any particular year may be above or below those of the Company's competitors.

     The Compensation Committee also believes that stock ownership by management is beneficial in aligning the interests of management and the Company's stockholders. Accordingly, the Compensation Committee has also relied upon stock-based compensation arrangements in compensating executive officers.

Relationship of Company's Performance to Compensation

     Compensation paid to the executive officers for 1999 consisted primarily of salary, annual bonus under the Company's Executive Incentive Bonus Plan and awards of stock options under the Company's 1997 Employee Stock Option Plan. While each executive officer's salary is determined on the basis of the individual's responsibilities and a comparison with salaries paid by competitors of the Company, the other primary components of executive compensation are directly related to Company and Bank performance.

Annual Bonus Arrangements

     Corporate performance determines the aggregate amount of annual bonuses, if any, awarded to the executive officers under the Executive Incentive Bonus Plan. In determining the aggregate percent of consolidated net income after taxes that is paid as bonuses in accordance with each executive's employment contract and the Executive Incentive Bonus Plan, the Compensation Committee considers the financial performance of the Company in comparison to the Company's business plan for the year, with particular emphasis on net income, return on average common equity, return on average assets and expense to revenue ratios. The Compensation Committee also considers certain measures of asset quality, including net charge-offs and the level of nonperforming loans, and other specific items such as capital ratios that the Board may have identified as being priorities for that year.

     Certain subjective factors, such as the achievement of qualitative goals relating to customers and employees and the historic level of bonus payments at competing organizations in light of their relative performance, are also considered. After the Compensation Committee's evaluation of overall corporate performance, the individual performance of each of the executive officers is evaluated in light of the factors described above that are relevant to the officer's responsibilities.

     In 1999, the Committee took into account the fact that the Company achieved the highest net income reported in its history. Net income was $16.7 million and diluted earnings per common share was $1.01 for the year ended December 31, 1999, increases of 38.9 percent and 40.3 percent, respectively, over 1998. Net income for the year ended December 31, 1998 includes expenses, net of tax, of $3.3 million, related to the acquisition of Tappan Zee Financial, Inc. and a reduction of tax expense, net of associated expenses, of approximately $1.9 million resulting from tax free liquidating distributions of earnings from the Bank's Real Estate Investment Trust subsidiary, U.S.B. Realty Corp. (the "Nonrecurring Items"). Excluding the Nonrecurring Items, net income for the year ended December 31, 1998 was $13.4 million, and the 1999 increases in net income and diluted earnings per share were 24.3 percent and 24.7 percent, respectively, over the comparable 1998 period.

     Return on average common stockholders' equity was 17.13 percent in 1999 and return on average total assets in 1999 was 1.13 percent.

Long-Term Incentive Plan Arrangements

     The long-term incentive component of executive officers' compensation for 1999 consists of awards of stock options under the Company's 1997 Employee Stock Option Plan (the "Plan"). The Plan is designed to link rewards for executive officers and other key personnel to increases in stockholder value, foster share ownership by the Company's executives and enable the Company to retain and attract key employees with superior management skills. Awards under the Plan and in accordance with each executive's employment contract consider performance during the prior year as measured by the factors described above under the caption "Annual Bonus Arrangements" and the Company's progress toward meeting longer-term objectives, emphasizing profitability and capital strength. The options granted to Mr. Hales, Mr. Crotty and Mr. Sabatini in 1999, shown under the caption "Long-Term Compensation Options" in the Summary Compensation Table, reflect their high level of individual performance and the Committee's view of the continuing importance of their role in determining the future success of the Company. The actual size of any stock option gains Mr. Hales, Mr. Crotty and Mr. Sabatini and other executives will realize depends solely on the future performance of the Company's Common Stock.

     The Committee believes that the programs described above provide compensation that is competitive with the levels paid by other major corporations, effectively links executive and stockholder interests through performance and equity based plans and is structured to provide incentives that are consistent with the long-term investment horizons which characterize the business in which the Company is engaged.


                                                COMPENSATION COMMITTEE

                                                Howard V. Ruderman, Chairman
                                                Michael H. Fury
                                                Kevin J. Plunkett

                                PERFORMANCE GRAPH

     The following graph provides a comparison of the annual percentage changes in the cumulative total stockholder return on the Company's Common Stock with that of two Peer Groups* and the Russell 2000 Market Value Index ("Russell 2000 Index") for the five-year period ended December 31, 1999. The comparison assumes that $100 was invested on December 31, 1994 in the Common Stock of the Company and in each of the foregoing indices and assumes the reinvestment of all dividends.

  [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED DOCUMENT

                 Comparison of Five-Year Cumulative Total Return
            Among the Company, Two Peer Groups and Russell 2000 Index

--------------------------------------------------------------------------------
                            U.S.B. Holding Co., Inc.
--------------------------------------------------------------------------------

                                                                   Period Ending
-----------------------------------------------------------------------------------------------------
Index                                        12/31/94  12/31/95 12/31/96  12/31/97 12/31/98  12/31/99
-----------------------------------------------------------------------------------------------------
U.S.B. Holding Co., Inc.                      100.00    125.42   178.92    545.43   400.28    389.54
Russell 2000                                  100.00    128.45   149.64    183.10   178.44    216.37
U.S.B. Peer Group* $500M-$1.5B Bank Index     100.00    128.86   150.21    263.59   258.12    223.74
U.S.B. Peer Group* $500M-$2.5B Bank Index     100.00    128.55   154.10    271.58   270.02    237.08

----------

* U.S.B. Peer Group-- $500M-$1.5B Bank Index. This U.S.B. Peer Group is a market-capitalization-weighted stock index combining price information from 18 banking institutions in New Jersey and New York with asset size of at least $500 million, but less than $1.5 billion as of December 31, 1999. The banking institutions included are: Alliance Financial Corporation, Arrow Financial Corporation, Center Bancorp, Inc., CNB Financial Corp., Commercial Bank of New York, Financial Institutions, Inc., First of Long Island Corporation, Greater Community Bancorp, Interchange Financial Services Corporation, Iroquois Bancorp, Inc., Merchants New York Bancorp, Inc., NBT Bancorp Inc., State Bancorp, Inc., Sterling Bancorp, Suffolk Bancorp, Tompkins Trustco, Inc., Vista Bancorp, Inc. and Yardville National Bancorp.

** U.S.B. Peer Group-- $500M-$2.5B Bank Index. This U.S.B. Peer Group is a market-capitalization-weighted stock index combining price information from 24 banking institutions in New Jersey and New York with an asset size of at least $500 million, but less than $2.5 billion as of December 31, 1999. The banking institutions included are: Alliance Financial Corporation, Arrow Financial Corporation, BSB Bancorp, Inc., Center Bancorp, Inc., CNB Financial Corp., Commercial Bank of New York, Community Bank System, Inc., Financial Institutions, Inc., First of Long Island Corporation, Greater Community Bancorp, Interchange Financial Services Corporation, Iroquois Bancorp, Inc., Merchants New York Bancorp, Inc., NBT Bancorp Inc., Premier National Bancorp Inc., State Bancorp, Inc., Sterling Bancorp, Suffolk Bancorp, Sun Bancorp, Inc., Tompkins Trustco, Inc., TrustCo Bank Corp of NY, United National Bancorp, Vista Bancorp, Inc. and Yardville National Bancorp.

                      PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following information is furnished with respect to each person known by management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock as of March 31, 2000:

                                               Number of Shares
                Name and Address                 and Nature of           Percent
               of Beneficial Owner           Beneficial Ownership*      of Class
                 --------------                 ---------------          ------

Thomas E. Hales (a)
   66 Brookwood Drive
   Briarcliff Manor, NY 10510 .............        2,458,599             14.79%

Howard V. Ruderman (b)
   6 Aspen Court
   Pomona, NY 10970........................          863,599              5.46%

Harold R. Torsoe (c)
   4 Bridgitte Court
   Suffern, NY 10901.......................        1,069,913              6.79%

Kenneth J. Torsoe (d)
   70 West Gate Road
   Suffern, NY 10901.......................        1,569,184              9.92%

U.S.B. Holding Co., Inc.
   Employee Stock Ownership Plan
   (With 401(k) Provisions)
   100 Dutch Hill Road
   Orangeburg, NY 10962....................        1,390,896              8.83%

----------

* The table shows all shares as to which each named beneficial owner possessed sole or shared voting or investment power as of the specified date, including shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership of such shares has been disclaimed by the named individual. Unless otherwise indicated, the named beneficial owner was the sole and exclusive owner of all listed shares as of the specified date.

(a) Includes 544,519 shares owned by Mr. Hales jointly with his wife, 171,140 shares owned by his wife, 163,938 shares held by the Hales Family Foundation, Inc., and 865,502 shares that may be acquired pursuant to the exercise of options within 60 days of March 31 , 2000. Does not include 207,262 or 65,737 shares allocated to Mr. Hales under the KSOP and KESIP, respectively.

(b) Includes 55,902 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2000.

(c)  Includes 25,687 shares owned by Harold R. Torsoe's wife.

(d) Includes 55,902 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2000.

             CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

     During 1999, some of the directors and executive officers of the Company (and members of their immediate families and corporations, organizations, trusts and estates with which these individuals are associated) were indebted to the Bank in amounts of $60,000 or more. However, all such loans, which did not exceed a total of $976,000 (or 1.00% of stockholders' equity at March 31, 2000) at any one time during 1999, were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons, and no such loan is classified at present as a nonaccrual, past due, restructured or potential problem loan.

     Outside of normal customer relationships, none of the directors, executive officers or 5% stockholders of the Company (or members of their immediate families) presently maintains, directly or indirectly, any significant business or personal relationship with the Company or the Bank, other than such as might arise by virtue of his position with, or ownership interest in, the Company, except as follows. Michael H. Fury is a director of the Company and the Bank and is a senior partner in the law firm of Fury, Kennedy, Griffin & Smith, which was employed by the Company and the Bank during 1999 and received $1,527 from the Bank for services rendered and related out-of-pocket disbursements. Edward T. Lutz is a Principal of Tucker Anthony, an investment banking firm that was employed by the Company during 1999 and earned $3,000 for services rendered.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     On recommendation of the Examining Committees of the Company and the Bank, the Board has appointed Deloitte & Touche LLP as independent auditors of the Company and the Bank, for the year ending December 31, 2000. The appointment of Deloitte & Touche LLP continues a relationship that began in 1980. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy statement for the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by January 27, 2001. Such stockholder proposals, together with any supporting statements, should be directed to the Secretary of the Company.

Date: April 28, 2000

                                             By order of the Board of Directors


                                             Michael H. Fury, Secretary

PROXY


                            U.S.B. HOLDING CO., INC.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962


                       2000 Annual Meeting of Stockholders

     The Proxy is Solicited by the Board of Directors of U.S.B. Holding Co., Inc., a Delaware Corporation (the "Company"). The undersigned stockholder(s) of the Company hereby appoint(s) Michael Giglio and Alfred L. Fox, and each or either of them, with full power of substitution and revocation, and hereby authorize(s) them, and each or either of them, to represent and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of its stockholders to be held at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901, on Friday, May 26, 2000, at 10:00 a.m. (local time), and at any adjournment thereof, with all powers the undersigned would possess if personally present as specified on the reverse side:

1.   Election of Class III Directors:

Thomas E.  Hales,  Raymond J. Crotty and     WITHHOLD            INSTRUCTION: To withhold
Michael H. Fury                              AUTHORITY           for one or more nominee(s),
     FOR all nominees listed                 to vote for all     write the name(s) of the
     (Except as marked to the contrary)      nominees listed     nominee(s) in the space below,

     [_]                                     [_]                 [_]


2. In their discretion, upon such other business as may properly come before the meeting.



                                        THIS PROXY, WHEN PROPERLY EXECUTED, WILL
                                        BE VOTED AS DIRECTED HEREIN, IF NO
                                        DIRECTION IS GIVEN. THIS PROXY WILL BE
                                        VOTED FOR MANAGEMENT'S NOMINEES FOR
                                        DIRECTOR.

                                        Dated ___________________________ , 2000

                                        Signature ______________________________

                                        Signature ______________________________

                                        YOU ARE REQUESTED TO MARK, SIGN, DATE
                                        AND RETURN THIS PROXY PROMPTLY. PLEASE
                                        SIGN EXACTLY AS NAME APPEARS ON THIS
                                        PROXY. ALL JOINT OWNERS MUST SIGN.
                                        PERSONS SIGNING AS EXECUTORS,
                                        ADMINISTRATORS, TRUSTEES OR CORPORATE
                                        OFFICERS OR IN OTHER REPRESENTATIVE
                                        CAPACITIES SHOULD SO INDICATE.